Exhibit 7C

Addendum to Question 7.x on Form N-SAR

List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning the funds.

Is this the Series last filing
Series Number	Series Name	for this series? (Y/N)
100	ProShares UltraShort Consumer Goods	N
101	ProShares UltraShort Consumer Services	N
102	ProShares UltraShort Financials	N
103	ProShares UltraShort Health Care	N
104	ProShares UltraShort Industrials	N
105	ProShares UltraShort Oil & Gas	N
106	ProShares UltraShort Real Estate	N
107	ProShares UltraShort Semiconductors	N
108	ProShares UltraShort Technology	N
109	ProShares UltraShort Telecommunications	N
110	ProShares UltraShort Utilities	N
111	ProShares Short MSCI EAFE	N
112	ProShares Short MSCI Emerging Markets	N
113	ProShares Short FTSE China 25	N
114	ProShares UltraShort MSCI EAFE	N
115	ProShares UltraShort MSCI Emerging Markets	N
116	ProShares UltraShort FTSE Europe	N
117	ProShares UltraShort MSCI Pacific ex-Japan	N
118	ProShares UltraShort MSCI Brazil Capped	N
119	ProShares UltraShort FTSE China 25	N
120	ProShares UltraShort MSCI Japan	N
121	ProShares UltraShort MSCI Mexico Capped IMI	N
122	ProShares Short 7-10 Year Treasury	N
124	ProShares Short 20+ Year Treasury	N
125	ProShares Short High Yield	N
126	ProShares Short Investment Grade Corporate	N
127	ProShares UltraShort 3-7 Year Treasury	N
128	ProShares UltraShort 7-10 Year Treasury	N
129	ProShares UltraShort 20+ Year Treasury	N
130	ProShares UltraShort TIPS	N
131	ProShares Large Cap Core Plus	N
132	ProShares Hedge Replication ETF	N
133	ProShares RAFI Long/Short	N
134	ProShares Ultra High Yield	N
135	ProShares Ultra Investment Grade Corporate	N
136	ProShares German Sovereign/Sub-Sovereign Debt ETF	N
137	ProShares 30 Year TIPS/TSY Spread	N
138	ProShares UltraPro 10 Year TIPS/TSY Spread	N
139	ProShares Short 30 Year TIPS/TSY Spread	N
140	ProShares UltraPro Short 10 Year TIPS/TSY Spread	N
141	ProShares UltraPro Short 20+ Year Treasury	N
142	ProShares USD Covered Bond	N
143	ProShares UltraPro Financials	N
144	ProShares UltraPro Short Financials	N
145	ProShares Merger ETF	N
146	ProShares Global Listed Private Equity ETF	N
147	ProShares High Yield-Interest Rate Hedged	N
148	ProShares S&P 500 Aristocrats ETF	N
149	ProShares Investment Grade Interest Rate Hedged	N
150	ProShares Short Term USD Emerging Markets Bond ETF	N
151	ProShares DJ Brookfield Global Infrastructure ETF	N